Exhibit 10.6

SIXTH AMENDMENT to LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of May 7, 2024, by and among RUBICON TECHNOLOGIES HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), RUBICON TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, RUBICON GLOBAL, LLC, a Delaware limited liability company, CLEANCO LLC, a New Jersey limited liability company, CHARTER WASTE MANAGEMENT, INC., a Delaware corporation, RIVERROAD WASTE SOLUTIONS, INC., a New Jersey corporation (each individually as a “Borrower”, and collectively as “Borrowers”), RUBICON TECHNOLOGIES, INC., a Delaware corporation (“Parent”), MIZZEN CAPITAL, LP, as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender, constituting the Required Lenders.

RECITALS

A. Agent, Lenders, Borrowers and Parent have entered into that certain Loan and Security Agreement dated as of December 22, 2021 (as previously amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. Borrower Representative has advised the Lenders that pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), attached hereto as Annex B, dated as of the date hereof, by and among Parent, Holdings and Wastech Corp., it intends to make an Asset Disposition of the Purchased Assets (as defined in the Purchase Agreement) (such disposition, the “Purchased Assets Disposition”) and to make a Distribution to Parent in the amount of $3,178,813.50 to pay transaction expenses (the “Purchase Agreement Distribution”), which Asset Disposition is prohibited under Section 5.6 of the Credit Agreement unless such Asset Disposition constitutes a Permitted Asset Disposition and which Distribution is prohibited under Section 5.3 of the Credit Agreement unless such Distribution constitutes a Permitted Distribution.

C. Borrower Representative has further advised the Lenders that pursuant to that certain Securities Purchase Agreement (the “Bridge Facility”) on terms substantially similar to those set forth on Annex C attached hereto, dated as of the date hereof, by and among Parent and MBI Holdings, LP, it intends to obtain not less than $20,000,000 in gross cash proceeds of preferred equity financing consisting of the purchase of preferred stock of the Borrower Representative not constituting Disqualified Equity Interests (the “Bridge Preferred Equity”).

D. Borrower Representative has requested, and Agent and the Lenders party hereto, which collectively constitute at least the Required Lenders, have agreed, to, inter alia, amend certain provisions of the Existing Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrowers and Parent hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages attached as Annex A hereto.

3. Representations and Warranties; Reaffirmation of Security Interest. Borrower Representative hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to Borrowers as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date and except to the extent of the Subject Defaults. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Borrower Representative acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of the Borrowers, and are enforceable against Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent directed by the Required Lenders:

(a) Borrowers and Parent shall have delivered to the Lenders and Agent this Agreement executed by an authorized officer of the Borrowers and Parent;

(b) All representations and warranties of the Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(c) Immediately prior to and immediately after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents;

(d) Concurrently or substantially concurrently with the effectiveness of this Agreement, the Bridge Facility shall have been funded in accordance with the terms thereof yielding gross cash proceeds of not less than $20,000,000 to the Borrower Representative;

(e) Concurrently or substantially concurrently with the effectiveness of this Agreement, the Purchased Assets Disposition shall have been consummated in accordance with the terms of the Purchase Agreement;

(f) Concurrently or substantially concurrently with the effectiveness of this Agreement, not less than $11,400,000.00 of such proceeds shall have been applied to repay the Obligations under the Revolving Loan Agreement;

(g) Concurrently or substantially concurrently with the effectiveness of this Agreement and after giving pro forma effect to the Purchased Assets Disposition, the Purchase Agreement Distribution, the Bridge Facility, the payments described in clause (f) above, and all other transactions contemplated in connection with the foregoing, Liquidity of the Credit Parties shall be no less than $11,400,000;

(h) Greenberg Traurig, LLP shall have received from the Borrower payment of all reasonable fees and expenses incurred in connection with this Agreement documented by invoices delivered to the Borrower on or prior to the Sixth Amendment Effective Date, to the extent required to be paid pursuant to Section 13.14 of the Credit Agreement;

(i) The Lenders and Agent shall have received this Agreement executed by each of the Lenders constituting at least the Required Lenders; and

(j) The Lenders and Agent shall have received executed counterparts of (i) an amendment to the Revolving Loan Agreement and (ii) an amendment to the Avenue Term Loan Credit Agreement, in each case, which amendments are effective concurrently herewith and in form and substance satisfactory to the Required Lenders.

5. Paydown of Accounts Payable. N No later than thirty (30) days from the date of the effectiveness of this Agreement (or such later date as the Required Lenders may agree), the Credit Parties shall pay down no less than $20,000,000.00 of outstanding and overdue (as of the date hereof; the aggregate amount of such outstanding and overdue trade payables as of the date hereof, the “Amendment Date Overdue AP”) trade accounts payable incurred by the Credit Parties in the Ordinary Course of Business and provide Agent with reasonably satisfactory evidence that the aggregate outstanding and overdue trade accounts payable of the Credit Parties, as of any such date upon which $20,000,000 in payments have been made, is at least $20,000,000 less than the Amendment Date Overdue AP; provided, however that such required paydown amount may be reduced by the Credit Parties with the consent of the Required Lenders, which consent may be given or withheld by the Required Lenders in their sole and absolute discretion.

6. Release and Terminations. Agent and the Required Lenders hereby acknowledge and agree that, effective as of the date of this Agreement, without any further action, notice or consent required, that (i) all of the security interests, mortgages, liens and pledges over the Purchased Assets in favor of the Agent under the Credit Agreement or the other Financing Documents, shall be automatically terminated, released and discharged and be of no further force or effect (such security interests, mortgages, liens and pledges, the “Released Security Interests”), (ii) Borrower Representative (or its respective agents, attorneys or designees) are hereby authorized to file on behalf of the Agent all UCC-3 termination statements necessary to terminate all UCC-1 financing statements filed in connection with the Released Security Interests granted to the Agent to secure the Obligations, (iii) Borrower Representative (or its respective agents, attorneys or designees) shall be authorized, at Borrower Representative’s sole cost and expense, to transmit or file, and the Lender shall promptly execute and deliver, such instruments, releases, recordings, terminations or other documents as are necessary to effect or evidence the release and discharge contemplated hereby of the Released Security Interests granted to the Agent to secure the Obligations, including, without limitation, other financing termination statements, releases of intellectual property security agreements and all other instruments, releases and documents, in each case as Borrower Representative (or its respective agents, attorneys or designees) may reasonably request in writing in order to evidence or otherwise give public notice of the release of the Agent’s Released Security Interests, in each case in form and substance reasonably satisfactory to Borrower Representative and the Agent, (iv) the Agent will promptly (and in any event within three Business Days) deliver to Borrower Representative (or its respective agents, attorneys or designees) or to such other party as directed by Borrower Representative, any possessory collateral held by or for the benefit of the Agent under the Credit Agreement or the other Financing Documents evidencing the Released Security Interests, including any stock certificates, stock powers and notes and other instruments.

7. Costs and Fees. Borrower Representative agrees to promptly pay, or reimburse upon demand for, all reasonable and documented out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable and documented fees, costs and expenses of counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement, in each case, to the extent required by Section 13.14 of the Credit Agreement.

8. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9. Affirmation.

(a) Except as specifically amended pursuant to the terms hereof, Borrowers hereby acknowledge and agree that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

(b) For the avoidance of doubt, the parties hereto acknowledge and agree that prior to giving effect to this Agreement, the total amount of the outstanding Obligations is $20,803,877.35.

10. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

11. Releases and Indemnity.

(a) In consideration of this Amendment and the agreements of the Agent and, in respect of the Credit Party Releasors, the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, (x) each Credit Party, each on behalf of itself and its successors, assigns, and other legal representatives (collectively, the “Credit Party Releasors”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, solely in its capacity as Agent, the Lenders, solely in their capacities as Lenders, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent and all such other Persons not affiliated with the Lenders being hereinafter referred to collectively as the “Agent Releasees” and individually as an “Agent Releasee” and each Lender and all other Persons affiliated with the Lenders being hereinafter referred to as the “Lender Releasees” and individually as a “Lender Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses (other than a defense of indefeasible payment in full), rights of setoff, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each Credit Party Releasor may now or hereafter own, hold, have or claim to have against the Agent Releasees, the Lender Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder and (y) each undersigned Lender, each on behalf of itself and its successors, assigns, and other legal representatives (collectively, the “Lender Releasors”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent Releasees, of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each Lender Releasor may now or hereafter own, hold, have or claim to have against the Agent Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever (collectively, the “Claims”) which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with the Amended Credit Agreement or any of the other Loan Documents or transactions thereunder, in each case in the foregoing clauses (x) and (y), other than (i) any Claim arising from the gross negligence or willful misconduct of a Released Party as determined by a court of competent jurisdiction in a final non-appealable judgment or (ii) to enforce this Amendment or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection herewith; provided that for the avoidance of doubt, nothing in this Section 9(a) shall affect continuing obligations of the Agent Releasees or the Lender Releasees under the Credit Agreement or any other Loan Document.

(b) Notwithstanding anything to the contrary in the Credit Agreement or any Loan Document and subject to the provisions set forth in Section 13.14(b) of the Credit Agreement, each Credit Party agrees to defend, indemnify, pay and hold harmless, each of the Agent (and each sub-agent thereof) and each of their respective Related Parties (each, a “Protected Person”), from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and other charges of counsel and consultants in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including by any Credit Party or any Affiliate thereof), and any fees or expenses incurred by the Protected Persons in enforcing this indemnity), whether direct, indirect, special, consequential or otherwise and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable causes of action or on contract or otherwise, that may be imposed on, incurred by or asserted against such Protected Person, in any manner relating to or arising out of this Agreement, the Credit Agreement or the transactions contemplated hereby or thereby, in each case, to the extent required pursuant to Section 13.14(b) of the Credit Agreement, except that Credit Parties shall have no obligation hereunder to a Protected Person with respect to any liability resulting from the gross negligence or willful misconduct of such Protected Person, as determined by a final non-appealable judgment of a court of competent jurisdiction.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIZZEN CAPITAL, LP

	By:	MIZZEN CAPITAL GP, LLC, its General Partner

	By:	/s/ Elizabeth Karter
	Name:	Elizabeth Karter
	Title:	Managing Partner

LENDER:	MIZZEN CAPITAL, LP

	By:	MIZZEN CAPITAL GP, LLC, its General Partner

	By:	/s/ Elizabeth Karter
	Name:	Elizabeth Karter
	Title:	Managing Partner

[Signature Page to Sixth Amendment]

LENDER:	STAR STRONG CAPITAL LLC

	By:	/s/ Spring Hollis
	Name:	Spring Hollis
	Title:	CEO

[Signature Page to Sixth Amendment]

BORROWERS:	RUBICON TECHNOLOGIES HOLDINGS, LLC
RUBICON TECHNOLOGIES INTERNATIONAL, INC.
RUBICON GLOBAL, LLC
CLEANCO LLC
CHARTER WASTE MANAGEMENT, INC.
RIVERROAD WASTE SOLUTIONS, INC.

	By:	/s/ Philip Rodoni
	Name:	Philip Rodini
	Title:	Chief Executive Officer

GUARANTORS:	RUBICON TECHNOLOGIES, INC.

	By:	/s/ Philip Rodoni
	Name:	Philip Rodini
	Title:	Chief Executive Officer

[End of Signature Pages]

[Signature Page to Sixth Amendment]

Annex A

Amended Credit Agreement

(see attached)

Annex A-1

Annex B

Purchase Agreement

(see attached)

Annex B-1

Annex C

Bridge Facility

(see attached)

Annex C-1